Exhibit 99.3

LPCN 1144 IMPROVES BODY COMPOSITION IN BIOPSY-CONFIRMED NASH PATIENTS

Shadi Mehraban[1]; Benjamin J. Bruno[1]; Kilyoung Kim[1]; Kongnara Papangkorn[1]; Anthony DelConte[1, 2]; Nachiappan Chidambaram[1]; Mahesh V. Patel[1]

1. Lipocine Inc., Salt Lake City, UT, USA; 2. Saint Joseph's University, Philadelphia, PA, USA

AASLD Nov. 12-15, 2021
The Liver Meeting®
DIGITAL EXPERIENCE

- Non-alcoholic Steatohepatitis (NASH) is a common cause of liver disease and rapidly rising to be the leading etiology for liver transplantation
- Sarcopenia, loss of muscle mass, occurs in 20-60% of patients with liver disease and reduces survival of cirrhotic patients
- There is an unmet need for addressing adverse body composition in advanced liver disease and is associated with reduced survival of cirrhotic patients
- LPCN 1144 is an oral prodrug of endogenous T under development for treatment of noncirrhotic NASH

- Study Design: Randomized, blinded, placebo-controlled phase 2 study in biopsy-confirmed male NASH subjects with F1-F3 for study duration of 36 weeks
  - 1:1:1 randomization (N=56)
    - Treatment A: 142 mg eq. T BID
    - Treatment B: 142 mg eq. T + 238 mg d-alpha tocopherol BID
    - Placebo: twice daily
  - Body composition parameters were evaluated in all subjects with available baseline and post-baseline (Week 20 and/or 36) Dual Energy X-ray Absorptiometry (DEXA) scans (N=40), including changes in:
    - ✓ Appendicular Lean Muscle Mass (APLM)
    - ✓ Whole Body Fat Mass (WBFM)
    - ✓ Whole Body Lean Mass (WBLM)
  - Other key outcomes measured included changes in SHBG
  - Free testosterone levels are inversely correlated with SHBG levels.
  - All available data, Last Observation Carried Forward (LOCF) at Week 36

Demographics and Baseline Characteristics

All Subjects (N=56)	Placebo (n=19)	Treatment A (n=18)	Treatment B (n=19)
Age (years)	53.6	51.3	53.4
BMI (kg/m²)	37.3	36.9	34.5
Diabetes (%)	52.6	72.2	57.9
Hypertension (%)	68.4	66.7	57.9
Subjects with available DEXA data (N=40)	**Placebo (n=14)**	**Treatment A (n=13)**	**Treatment B (n=13)**
APLM, mean (SD) (gr)	31036 (5096)	28828 (5199)	29603 (2877)
WBFM, mean (SD) (gr)	46096 (14230)	42882 (12380)	38913 (8997)
WBLM, mean (SD) (gr)	69493 (13003)	64376 (9943)	64866 (5759)

Relative Change in Appendicular Lean Muscle Mass



Placebo (N=14)
Treatment A (N=13)
Treatment B (N=13)
Relative Change (%)
-1.42
2.75*
1.9
* p < 0.05 vs placebo

Relative Change in Whole Body Fat Mass



Placebo (N=14)
Treatment A (N=13)
Treatment B (N=13)
Relative Change (%)
1.78
-3.68
-7.33*
* p < 0.05 vs placebo

Relative Change in Whole Body Lean Mass



Placebo (N=14)
Treatment A (N=13)
Treatment B (N=13)
Relative Change (%)
-0.42
3.02
2.55

Percentage of subjects with increase in WBFM and decrease in WBLM



Placebo (N=14)
Treatmetn A (N=13)
Treatment B (N=13)
Responders (%)
28.6
15.4
7.7

Responders with decrease in WBFM and increase in WBLM



Placebo (N=14)
Treatment A (N=13)
Treatment B (N=13)
Responders (%)
28.6
53.8
46.2

Absolute Change from Baseline in SHBG



Placebo (n=17)
Treatment A (n=18)
Treatment B (n=17)
Absolute Change
-3.01
-10.15
-9.71

- LPCN 1144 significantly improved body composition in biopsy-confirmed NASH male subjects
- The observed potentially clinically meaningful benefits of LPCN 1144 may be due to its anabolic, anticatabolic, and/or myostatin inhibitor effects
- There is an unmet medical need for addressing body composition in advanced liver disease
- Larger longitudinal studies are warranted to confirm the observed effects of LPCN 1144 on body composition especially in end stage diseases such as cirrhosis

Authors, SM, BJB, KK, KP, NC, MVP, are employees of Lipocine Inc. AD is a consultant of Lipocine Inc.

Shadi Mehraban, Lipocine inc.

sm@lipocine.com; admin@lipocine.com

LIPOCINE®
ENHANCING HEALTH